As filed with the Securities and Exchange Commission on March 27, 2017

Registration No. 333-202456

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIQURE N.V.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

The Netherlands (State or other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

Matthew Kapusta

Chief Executive Officer

uniQure N.V.

Meibergdreef 61 Amsterdam

1105BA Netherlands

+31.20.240.6000
(Address and telephone number of Registrant’s principal executive offices)

Maiken Keson-Brookes

General Counsel

uniQure, Inc.

113 Hartwell Avenue

Lexington, MA 02421

+1.339.970.7000
(Name, address and telephone number of agent for service)

Copies to:

Timothy J. Corbett
Morgan, Lewis & Bockius UK LLP
Condor House, 5-10 St. Paul’s Churchyard
London, EC4M 8AL
United Kingdom
+44 20 3201 5000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

On April 3, 2015, uniQure N.V. (the “Registrant”) filed a registration statement, Registration No. 333-202456 (the “Registration Statement”), relating to the registration of sales, from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of $250,000,000 of the Registrant’s debt securities, warrants, rights, purchase contracts, units and ordinary shares. On April 13, 2015, the Registrant filed a prospectus supplement to the Registration Statement pursuant to Rule 424(b)(5) by which the Registrant sold an aggregate amount of $88,500,000 in ordinary shares.

As of January 1, 2017, the Registrant no longer qualified as a foreign private issuer under the rules and regulations of the U.S. Securities and Exchange Commission.  As the Registrant is no longer a foreign private issuer, it is no longer eligible to offer securities via a Form F-3 registration statement. Therefore, this Post-Effective Amendment No. 1 is being filed in order to deregister the remaining aggregate amount of $161,500,000 debt securities, warrants, rights, purchase contracts, units and ordinary shares registered for sale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, Meibergdreef 61 Amsterdam 1105BA Netherlands, on this 27th day of March, 2017.

UNIQURE, N.V.

By:	/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Matthew Kapusta	Chief Executive Officer and Director	March 27, 2017
Matthew Kapusta	(Principal Executive and Financial Officer)

/s/ Christian Klemt	Controller	March 27, 2017
Christian Klemt	(Principal Accounting Officer)

*	Director	March 27, 2017
Philip Astley-Sparke

*	Director	March 27, 2017
Jack Kaye

*	Director	March 27, 2017
Will Lewis

*	Director	March 27, 2017
David Schaffer

*	Director	March 27, 2017
Paula Soteropoulos

*	Director	March 27, 2017
Dr. Sander van Deventer

/s/ Matthew Kapusta	Authorized Representative in the United States	March 27, 2017

* Pursuant to Power of Attorney

By:	/s/ Matthew Kapusta
Matthew Kapusta
Attorney-in-Fact